SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AQUARION CO.

          GAMCO INVESTORS, INC.
                                10/04/99            1,000            35.9375
                                10/04/99           48,200            36.0000
                                10/01/99            2,800            35.8750
                                 9/30/99           18,500            36.0000
                                 9/30/99           20,000            36.0000
                                 9/28/99            1,000            35.8750
                                 9/24/99            7,000            35.7500
                                 9/23/99            8,800            35.8478
                                 9/23/99            5,000            35.8478
                                 9/23/99            5,000            35.8750
                                 9/22/99           14,200            35.8552
                                 9/22/99            6,000            35.8552
                                 9/21/99            7,000            35.8705
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/23/99            1,500            35.6750











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.